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                                                               EXHIBIT 99.(a)(5)

                           OFFER TO PURCHASE FOR CASH

                        1,478,036 SHARES OF COMMON STOCK

                                       OF

                        UNITED OKLAHOMA BANKSHARES, INC.

                                       AT

                              $0.50 NET PER SHARE

                                       BY

                             AMERIBANK CORPORATION

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., OKLAHOMA CITY TIME, ON MONDAY, DECEMBER 4, 1995, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated November 3, 1995 (the "Offer to Purchase"), and the Letter of Transmittal (which together constitute the "Offer") and other materials relating to the offer by Ameribank Corporation, an Oklahoma corporation (the "Purchaser"), to purchase 1,478,036 shares of Common Stock, par value $1.00 per share (the "Shares"), of United Oklahoma Bankshares, Inc., an Oklahoma corporation (the "Company"), at a purchase price of $0.50 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

Please note the following:

         1. The tender price of $0.50 per Share, net to you in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.





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         2.      The Offer is made for up to 1,478,036 Shares.  If more than
                 1,478,036 shares are validly tendered and not withdrawn prior to the Expiration Date (as defined in the Offer to Purchase), the Purchaser reserves the right to purchase such additional Shares or to purchase Shares tendered on a pro rata basis, disregarding fractions, according to the number of Shares tendered by each shareholder during the Offer pursuant to Rule 14d-8 of the Securities Exchange Act of 1934.

         3. The Offer is conditioned upon, among other things, (i) there being validly tendered and not withdrawn prior to the expiration of the Offer that number of Shares which, together with the number of Shares beneficially owned by the Purchaser prior to the commencement of the Offer, represents at least a majority of the total number of outstanding Shares on a fully diluted basis, and (ii) the Purchaser receiving regulatory approval, authorization and consent from all governmental and quasi-governmental agencies having or claiming jurisdiction over the Company and/or the Purchaser, including without limitation, the Board of Governors of the Federal Reserve System and the Commissioner of the Oklahoma Department of Banking, in form, scope and substance satisfactory to the Purchaser, in the Purchaser's sole discretion, to acquire up to Ninety-Four Percent (94%) of the outstanding shares of Common Shares of the Company.

         4. Tendering shareholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares by the Purchaser pursuant to the Offer.

         5. The Offer and withdrawal rights will expire at 5:00 p.m., Oklahoma City time, on Monday, December 4, 1995, unless the Offer is extended.

         6. Payment for Shares purchased pursuant to the Offer will in all cases be made only after timely receipt by Liberty Bank & Trust Company of Oklahoma City, N.A. (the "Depositary") of (a) certificates for Shares, (b) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, and (c) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering shareholders at the same time depending upon when certificates for Shares are actually received by the Depositary.

If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form enclosed herewith. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified in the instructions. An envelope to return your instructions to us is enclosed. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.





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The Offer is not being made to (nor will tenders be accepted from or on behalf
of) holders of Shares residing in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. However, the Purchaser may, in its discretion, take such action as it may deem necessary to make the Offer in any jurisdiction and extend the Offer to holders of Shares in such jurisdiction.





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                        INSTRUCTIONS WITH RESPECT TO THE
          OFFER TO PURCHASE FOR CASH 1,478,036 SHARES OF COMMON STOCK
                                       OF
                        UNITED OKLAHOMA BANKSHARES, INC.
                                       BY
                             AMERIBANK CORPORATION

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated November 3, 1995 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer") in connection with the offer by Ameribank Corporation, an Oklahoma corporation (the "Purchaser"), to purchase 1,478,036 shares of Common Stock, par value $1.00 per share (the "Shares"), of United Oklahoma Bankshares, Inc., an Oklahoma corporation (the "Company"), at a purchase price of $0.50 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase.

This will instruct you to tender to the Purchaser the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of Shares to Be Tendered:                           *
                                ---------------------------

                            X
                             ---------------------------------
                                        Signature
                            X
                             ---------------------------------
                                        Signature

                            ----------------------------------
                                       Print Name

                            ----------------------------------
                                       Print Name

                   -----------------------------------------------------
                                        Address(es)

                            ----------------------------------
                             Area Code and Telephone Number(s)

                            ----------------------------------
                              Tax ID or Social Security No(s).


Dated:                    , 199 .
      --------------------     -

*I (we) understand that if I (we) sign this instruction form without indicating a lesser number of Shares in the space provided below, all Shares held by you for my (our) account will be tendered.





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